Exhibit 99.1

                ITEX CORPORATION ANNOUNCES NEW BOARD OF DIRECTORS

           RATIFICATION OF AUDITORS AND 2003 EQUITY PLAN FAIL TO PASS


     Sacramento, California, February 5, 2003--ITEX Corporation (OTC Bulletin
Board: ITEX.OB), a business services and trading company, today announced the election results for the Board of Directors from its annual meeting of stockholders on January 31, 2003. The results of the meeting were certified by IVS Associates, Inc., independent election inspectors located in Delaware. The ITEX outside Director nominees had been contested by The Committee for the Advancement of Stockholder Equity ("CASE"), whose nominees won the majority of the votes. Of the 10,880,870 votes cast, approximately 7,000,000 votes were in favor of the CASE nominees and between 3,200,000 to 3,700,000 voted for the incumbent outside directors. In addition, two other measures were voted on at the annual meeting; the ratification of auditors, Ehrhardt, Keefe, Steiner & Hottman PC and the proposed 2003 Equity Incentive Plan. Both measures failed to be approved by a majority of the shareholders.

     The Board of Director nominees receiving the highest number of votes at the annual meeting were Steven White, Eric Best, John Wade, Alan Zimmelman, Lewis "Spike" Humer and Jay Abraham. Subsequent to the certification of the election results, Mr. Abraham removed his candidacy. Mr. Humer will continue as President and Chief Executive Officer.

     The new Board convened immediately after the certification today. Measures taken by the Board at today's meeting included:

-    Mr. White was elected Chairman; Mr. Wade will serve as Secretary and
     Treasurer.
- Board compensation of 40,000 shares was approved for each outside director for the current term.
- Board compensation for the current term was revised by eliminating cash and trade dollar compensation.
-    Additional compensation for serving on any committee was eliminated.
- Fiscal 2003 annual meeting date was set as December 18, 2003, with the location to be announced at a later date.
-    Committees:
     -    Audit - John Wade (Chair), Steven White
     - Compensation and Nominating - Steven White (Chair), Eric Best, John Wade. This Committee will administer the ITEX Stock Option Plan.
     -    Election Review Committee - Steven White (Chair), Lewis Humer
     - Newly formed Strategic Committee - Steven White (Chair), Lewis Humer, Eric Best, John Wade, Alan Zimmelman, and ITEX COO, Mel Kerr
- Initiated a review of the transactions of the former outside board, including granting itself shares as compensation.
- Notice to former directors that their trade accounts will begin accruing usual and customary fees.
- Initiated committee review of whether to reimburse CASE pursuant to a suitable payment plan.
-    Retained Tollefsen Business Law P.C. as SEC counsel



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     Lewis "Spike" Humer, CEO stated, "I'm pleased with the voting results and the caliber of the individuals serving on the board. Our commitment is to stay focused on increasing revenues, controlling costs, and improving our bottom line performance. Although the costs of the proxy contest will negatively impact earnings for the quarter ending, January 31, 2003, we expect that the substantial long-term savings from reduced Directors fees will greatly benefit ITEX."

     About ITEX:

     Founded in 1982. ITEX Corporation (http://www.itex.com) is a business services and trading company with domestic and international operations. ITEX has established itself as the leader among the roughly 450 trade exchanges in North America by facilitating barter transactions between member businesses of its Retail Trade Exchange. At the retail, corporate and international levels, modern barter business enjoys expanding sophistication, credibility, and acceptance. ITEX helps its member businesses improve sales and liquidity, reduce cash expenses, open new markets and utilize the full business capacity of their enterprises by providing an alternative channel of distribution through a network of five company offices and more than ninety licensees worldwide.

     This press release contains forward-looking statements that involve risks and uncertainties concerning our expected performance (as described without limitation in the quotations from current management in this release). Actual results may differ materially from the results predicted and reported results should not be considered as an indication of our future performance. We believe that these potential risks and uncertainties include, without limitation: our substantial dependence on brokers and the barter industry, the continuing development of successful marketing strategies for the company's concepts; the effect of international, national, and regional economic conditions; the ability of the company to satisfy its debt obligations; the management of our potential growth; the availability of adequate working capital and our need for additional financing; and the number and size of our barter exchange competitors; changes in the overall economy and in legislation; demographic changes, the ability to attract and retain qualified personnel; changes in business strategy or development plans; business disruptions; changes in the demand for goods and services offered by members of its trade exchange. Statements in this release should be evaluated in light of these important factors. All information set forth in this release is as of February 5, 2003, and ITEX undertakes no duty to update this information. More information about these and other important factors that could affect our business and financial results is included in our Annual Report on Form 10-KSB for the fiscal year ended July 31, 2002, including (without limitation) under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations", which is on file with the Securities and Exchange Commission. Additional information may also be set forth in those sections in our quarterly reports on Form 10-QSB previously filed with the Securities and Exchange Commission.


        CONTACT: ITEX Corporation
                 Lewis `Spike' Humer, 916/679-1132
                 spike.humer@itex.com




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